Articles of Amendment
                         to Articles of Incorporation of
                       Vista Vacations International, Inc.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, Vista Vacations International, Inc., a Florida corporation for profit (the "Corporation") does hereby adopt the following articles of amendment and restatement to its articles of incorporation, certifying as follows:

                                   Witnesseth:

FIRST:   AMENDMENTS ADOPTED:

(A)     The following articles are hereby repealed: Articles 2, 3, 4 & 5.

(B)     The following articles are hereby renumbered:

         (1)      Article 1 is hereby renumbered as Article I.

         (2)      The following new articles are hereby adopted:

                                   ARTICLE II
                                    DURATION

     This Corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of State of Florida.

                                   ARTICLE III
                                    PURPOSES

     This Corporation is organized for the purpose of transacting any and all lawful business; provided, however, that it shall not:

(A) Engage in any activities that would subject it to regulation as an investment company under the Federal Investment Company Act of 1940 (the "Investment Company Act"), as amended, unless it shall have first qualified and elected to be regulated as a small business development company pursuant to Sections 54 et. seq., thereof, and limits its investment company activities to those permitted thereby; or

(B) Engage in any activities which would subject the Corporation to regulation as a broker dealer in securities subject to regulation under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as an investment advisor subject to regulation under the Investment Advisors Act of 1940, as amended (the "Investment Advisor's Act"); or


     This instrument is the property of The Yankee Companies, Inc., a Florida corporation, and has been licensed for use by Vista Vacations International, Inc., only for its own corporate governance purposes. No one may utilize this form or any derivations thereof without the prior written consent of The Yankee Companies, Inc.

(C) Engage in any other activities requiring the Corporation to comply with governmental registration and supervision, unless it has completed such registration and conducts itself in full compliance with such supervisory requirements.

                                   ARTICLE IV
                                  CAPITAL STOCK

1.2      Capital Stock

     This Corporation is authorized to issue 2,000 shares, $0.01 par value, all of which shall be designated as common stock.

                                    ARTICLE V
                               QUORUM FOR MEETINGS

(A) A simple majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of stockholders.

(B) A simple majority of the persons then comprising the entire membership of the board of directors, but including all persons elected as members of the board of directors by the stockholders who were not required to be nominated and elected as directors pursuant to contractual obligations, shall constitute at quorum at a meeting of the board of directors.

                                   ARTICLE VI
                 REGISTERED OFFICE, REGISTERED AGENT & PRINCIPAL

6.1      Registered Office & Registered Agent,


     The street address of the registered office of this Corporation is 1941 Southeast 51st Terrace; Ocala, Florida 34471, and the name of the initial registered agent of this corporation at such address is Vanessa H. Lindsey.

6.2      Principal Office & Mailing Address

(A) The Corporation's principal office and principal mailing address is 5653 NW 29th Street; Margate, Florida 33063

(B)      The Corporation's telephone number is (954) 975-0898, its fax number is
         (954) 975-8447 and its e-mail address is Terie@flinet.com.

                                  ARTICLE VII
                               BOARD OF DIRECTORS

7.1      Initial Board of Directors

(A)     This Corporation shall have one Director initially.

(B) The number of Directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one.

(C) The name and address of the initial Director of this Corporation is as follows:

                                   Teri Nadler
                   5653 NW 29th Street, Margate, Florida 33063

7.2      Contractual Obligation to Elect Directors:

     The obligations of the Corporation's stockholder to elect members to the Corporation's Board of Directors in the manner reflected in the agreement and plan of merger (the "Merger Agreement") between Wriwebs.com, Inc., a Florida corporation that has been merged into this Corporation ("Old WRI"), AmeriNet Group.com, Inc., a Delaware corporation and the Corporation's sole stockholder, and this Corporation, then operating under the name American Internet Technical Center, Inc., ("American Internet"), shall be complied with in conjunction with all elections of members to the Corporation's Board of Directors during the term of such obligations and no election in contravention of such terms shall be valid.

                                  ARTICLE VIII
                                  INCORPORATOR

     The name and street address of the incorporator of this Corporation was:

                                   Teri Nadler
                   5653 NW 29th Street, Margate, Florida 33063


                                   ARTICLE IX
                             AFFILIATED TRANSACTIONS

     This Corporation shall not be subject to the restrictions or requirements for affiliated transactions imposed by Sections 607.0901, Florida Statutes, as permitted by the waiver provisions of Section 607.0901(5)(b) thereof.

SECOND:           RESTATEMENT OF ARTICLES OF INCORPORATION:

     The Corporation's articles of incorporation, as amended to date, are hereby restated, as follows:

                                    ARTICLE I
                                      NAME

     The name of this Corporation is "Vista Vacations International, Inc."

                                   ARTICLE II
                                    DURATION

     This Corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of State of Florida.

                                   ARTICLE III
                                    PURPOSES

     This Corporation is organized for the purpose of transacting any and all lawful business; provided, however, that it shall not:

(A) Engage in any activities that would subject it to regulation as an investment company under the Federal Investment Company Act of 1940 (the "Investment Company Act"), as amended, unless it shall have first qualified and elected to be regulated as a small business development company pursuant to Sections 54 et. seq., thereof, and limits its investment company activities to those permitted thereby; or

(B) Engage in any activities which would subject the Corporation to regulation as a broker dealer in securities subject to regulation under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as an investment advisor subject to regulation under the Investment Advisors Act of 1940, as amended (the "Investment Advisor's Act"); or

(C) Engage in any other activities requiring the Corporation to comply with governmental registration and supervision, unless it has completed such registration and conducts itself in full compliance with such supervisory requirements.

                                   ARTICLE IV
                                  CAPITAL STOCK

1.3      Capital Stock

     This Corporation is authorized to issue 2,000 shares, $0.01 par value, all of which shall be designated as common stock.

                                    ARTICLE V
                               QUORUM FOR MEETINGS

(A) A simple majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of stockholders.

(B) A simple majority of the persons then comprising the entire membership of the board of directors, but including all persons elected as members of the board of directors by the stockholders who were not required to be nominated and elected as directors pursuant to contractual obligations, shall constitute at quorum at a meeting of the board of directors.

                                   ARTICLE VI
                 REGISTERED OFFICE, REGISTERED AGENT & PRINCIPAL

6.1      Registered Office & Registered Agent,


     The street address of the registered office of this Corporation is 1941 Southeast 51st Terrace; Ocala, Florida 34471, and the name of the initial registered agent of this corporation at such address is Vanessa H. Lindsey.

6.2      Principal Office & Mailing Address

(A) The Corporation's principal office and principal mailing address is 5653 NW 29th Street; Margate, Florida 33063

(B)      The Corporation's telephone number is (954) 975-0898, its fax number is
         (954) 975-8447 and its e-mail address is Terie@flinet.com.

                                   ARTICLE VII
                               BOARD OF DIRECTORS

7.1     Initial Board of Directors

(A)     This Corporation shall have one Director initially.

(B) The number of Directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one.

(C) The name and address of the initial Director of this Corporation is as follows:

                                                         .

7.2      Contractual Obligation to Elect Directors:

     The obligations of the Corporation's stockholder to elect members to the Corporation's Board of Directors in the manner reflected in the Reorganization Agreement between Vista Vacations International, Inc., and AmeriNet Group.com, Inc., a Delaware corporation, and others, shall be complied with in conjunction with all elections of members to the Corporation's Board of Directors during the term of such obligations and no election in contravention of such terms shall be valid.

                                  ARTICLE VIII
                                  INCORPORATOR

     The name and street address of the incorporator of this Corporation is:

                                   Teri Nadler
                   5653 NW 29th Street, Margate, Florida 33063

                                   ARTICLE IX
                             AFFILIATED TRANSACTIONS

     This Corporation shall not be subject to the restrictions or requirements for affiliated transactions imposed by Sections 607.0901, Florida Statutes, as permitted by the waiver provisions of Section 607.0901(5)(b) thereof.

                                    ARTICLE X
                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repel any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribe or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

THIRD:   THE DATE EACH AMENDMENT WAS ADOPTED WAS:

         March 7, 2000.

FOURTH:  ADOPTION OF AMENDMENTS:

     The amendments were unanimously adopted by the Corporation's stockholders and board of directors by written consent in lieu of special meeting dated March 7, 2000, the number of votes cast for the amendments being sufficient for approval.

     IN WITNESS WHEREOF, the Corporation, through its duly elected, serving and authorized president, has subscribed its name this 7th day of March, 2000.

                       Vista Vacations International, Inc.

                          By: /s/ Teri Nadler
                                ________________________

                                   Teri Nadler
                                    President